Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Cordis Corporation on Form S-4 of our report relating to Cordis Corporation dated August 10, 1993, appearing in the Consent Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Consent Statement/Prospectus.



DELOITTE & TOUCHE
Miami, Florida
February 23, 1994

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Cordis Corporation on Form S-4 of our report relating to Webster Laboratories, Inc. dated December 21, 1993, appearing in the Consent Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Consent Statement/Prospectus.



DELOITTE & TOUCHE
Costa Mesa, California
February 23, 1994